Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “First Amendment”) is made and entered into as of October 20, 2014, between NEWNAN INDUSTRIAL, LLC, an Illinois limited liability company(“Seller”), and PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of August 20, 2014 (the “Agreement”), for the sale and purchase of certain property located at 32 Dart Road, in Newnan, Georgia, as more particularly defined in the Agreement (the “Property”); and

WHEREAS, Seller and Buyer desire to enter into this Amendment for the purpose of amending certain provisions under the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer intending to be legally bound, agree as follows:

1.	Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Agreement unless set forth herein to the contrary.
2.	Extension of Contingency Period. Notwithstanding anything to the contrary contained in the Agreement, the Contingency Period defined in Section 1 shall be extended to end on November 3, 2014 solely for the purposes of obtaining the Tenant Estoppel in accordance with Sections 4(c) of the Agreement. Buyer hereby waives all other Contingencies.
3.	Miscellaneous. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and assigns. In the event of any inconsistency or conflict between the terms of this First Amendment and of the Agreement, the terms of this First Amendment shall control. The Agreement, as amended by this First Amendment, constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Except as hereinabove provided, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto. This First Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Seller and Buyer. This First Amendment may be signed in multiple counterparts, which, when taken together, shall constitute a fully executed and binding original First Amendment. Signatures of the parties to the First Amendment via facsimile or other electronic transmission shall be treated as and have the same binding effect as original signatures hereon.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

“PURCHASER”	“SELLER”

PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation	NEWNAN INDUSTRIAL, LLC, an Illinois limited liability company

By: /s/ Pendleton White, Jr.	By: /s/ Robert E. Smietana
Name: Pendleton White, Jr.	Name: Robert E. Smietana
Title: President	Title: Managing Member